Exhibit 10.1.6
EXECUTION VERSION
RELEASE AGREEMENT
          THIS RELEASE AGREEMENT (this “Agreement”) is made as of this 5th day of April, 2011, by GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the Lenders, together with its successors, “Administrative Agent”), in favor of AVIV FINANCING I, L.L.C., a Delaware limited liability company (together with its successors, the “Parent Borrower”).
RECITALS
     A. Pursuant to that certain Credit Agreement dated as of September 17, 2010, by and among the Borrowers, the Administrative Agent and the Lenders, as amended by Amendment No. 1 thereto dated as of February 4, 2011 and Amendment No. 2 thereto dated as of April 5, 2011 (as amended, modified and restated from time to time, the “Credit Agreement”), Lenders agreed to make available to Borrowers certain credit facilities more fully described therein. Capitalized terms used but not defined in this Agreement shall have the meanings that are set forth in the Credit Agreement.
     B. Pursuant to the First Amendment and that certain Indenture dated February 4, 2011 (the "Indenture”), by and among Aviv and Aviv Healthcare Capital Corporation, as issuers (the "Issuers”), the REIT Party, as guarantor, the other Guarantors named therein (including the Borrowers) and The Bank of New York Mellon Trust Company, N.A., as trustee, the Issuers completed a Bond Financing in the aggregate principal amount of $200,000,000 (the “Initial Bond Financing”) and the Borrowers, pursuant to the Indenture, guaranteed the Initial Bond Financing.
     C. The Parent Borrower has informed the Administrative Agent and the Lenders that the Issuers intend to complete an add-on to the Initial Bond Financing in an amount of up to $100,000,000 (the "Add-On Bond Financing”) and that in connection with the Add-On Bond Financing, the Borrowers intend to prepay the Loans in the amount of $35,706,106.60 (the “Prepayment Amount”) pursuant to Section 2.04(d) of the Credit Agreement and the Amended and Restated Prepayment and Release Notice attached hereto as Exhibit A (the “Prepayment Notice”) and obtain a release of certain Borrowers listed on Exhibit B attached hereto (collectively, the “Released Borrowers”) and certain Real Property Assets listed on Exhibit C attached hereto pursuant to Section 9.13 of the Credit Agreement (collectively, the “Released Assets”).
     NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent on behalf of the Lenders and the Borrowers hereby agree as follows:
     1. Recitals The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof.

     2. Release of Released Borrowers. Upon receipt of the Prepayment Amount, the Administrative Agent hereby releases, on behalf of itself and the Lenders, the Released Borrowers from all Obligations under the Credit Agreement, the Notes and any other Loan Documents, such release including, without limitation, any pledge of the Equity Interests of the Released Borrowers pursuant to the Security Agreement; provided that such release shall be without any recourse, representation, or warranty whatsoever.
     3. Release of Released Assets. Upon receipt of the Prepayment Amount, the Administrative Agent hereby releases any and all liens, encumbrances, security interests, pledges, mortgage, deeds of trust, or charges that it has or may have in or on the Released Assets pursuant to the Credit Agreement or other Loan Documents on behalf of itself and the Lenders; provided that such release shall be without any recourse, representation, or warranty whatsoever.
     4. UCC Terminations; Mortgage Releases. The Administrative Agent will prepare and file the Uniform Commercial Code (“UCC”) notices of termination and such other release documents as shall give effect to the release of the Released Borrowers and Released Assets as contemplated by paragraphs 2 and 3 hereof and the terms of the Credit Agreement and execute, record and/or file (at Parent Borrower’s expense) such other release documentation as may be reasonably requested by the Parent Borrower so long as such documents are in form and substance satisfactory to the Administrative Agent.
     5. Counsel Fees. The Borrowers shall pay to Administrative Agent’s counsel all reasonable fees of such counsel incurred in connection with the preparation and filing of all such release documentation, of this Agreement and any related documents.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.
     7. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or e-mail image shall be effective as delivery of a manually executed counterpart of this Amendment.
     9. Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
(SIGNATURES APPEAR ON FOLLOWING PAGES)

     IN WITNESS WHEREOF, the Administrative Agent, for the benefit of the Lenders has caused this Release Agreement to be duly executed by its authorized officer, and, Parent Borrower has caused the same to be accepted by its authorized officer, as of the day and year first above written.

ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Administrative Agent

	By:	/s/ David Harper

Name: David Harper
Title: Its Duly Authorized Representative

Acknowledged and accepted:
AVIV FINANCING I, L.L.C.,
a Delaware limited liability company

By:	/s/ Craig M. Bernfield

Name: Craig M. Bernfield
Title: Its Authorized Representative

EXHIBIT A
Amended and Restated Prepayment and Release Notice
(see attached)

EXHIBIT B
Released Borrowers
1. BHG Aviv, L.L.C., a Delaware limited liability company
2. Bonham Texas, L.L.C., a Delaware limited liability company
3. Karan Associates, L.L.C., a Delaware limited liability company

EXHIBIT C
Released Assets

Site No.	Released Borrower	Released Asset Address	County	State
56	BHG Aviv, L.L.C.	300 Winthrop Street, Medford	Middlesex	MA
106	BHG Aviv, L.L.C.	43 Church Lane, Broomall	Delaware	PA
107	BHG Aviv, L.L.C.	32 South Bethlehem Pike, Ambler	Montgomery	PA
108	BHG Aviv, L.L.C.	956 Railroad Avenue, Bryn Mawr	Delaware	PA
109	BHG Aviv, L.L.C.	1401 Golf Park Drive, Lake Ariel	Wayne	PA
110	Karan Associates, L.L.C.	8020 Blanco Rd, San Antonio	Bexar	TX
116	Karan Associates, L.L.C.	300 E Brown St, Wylie	Collin	TX
119	Karan Associates, L.L.C.	321 N Shiloh Rd, Garland	Dallas	TX
121	Karan Associates, L.L.C.	1241 Westridge Ave, Lancaster	Dallas	TX
125	Bonham Texas, L.L.C.	709 West Fifth Street, Bonham	Fannin	TX
130	Karan Associates, L.L.C.	1315 East State Hwy 22, Hamilton	Hamilton	TX
141	Karan Associates, L.L.C.	1402 E Broad St, Mansfield	Tarrant	TX
144	Karan Associates, L.L.C.	110 E Live Oak St, Austin	Travis	TX